Exhibit 99.2

Joe Thornton

Media

+1-651-767-6154

joe.thornton@us.lawson.com

Barbara Doyle

Investors and Analysts

+1-651-767-4385

barbara.doyle@us.lawson.com

Lawson Software Reports Fourth Quarter Fiscal 2007 Financial Results

ST. PAUL, Minn., July 26, 2007 - Lawson Software, Inc. (Nasdaq: LWSN) today reported financial results for its fiscal fourth quarter, which ended May 31, 2007. The May quarter also included the one-year anniversary of the company’s acquisition of Intentia International AB, which was completed on April 25, 2006.

Lawson reported fiscal 2007 fourth quarter GAAP (generally accepted accounting principles) revenues of $212.9 million, up from revenues of $126.1 million in its fiscal 2006 fourth quarter. Excluded from the 2007 results is $1.1 million of deferred maintenance and services revenue impact of purchase accounting adjustments made to the opening deferred maintenance and services revenue balances acquired from Intentia. Approximately 75 percent of the year-over-year increase in revenues was due to the consolidation of a full quarter of revenues of the former Intentia compared with five weeks in the same period last year. Higher revenues from the legacy Lawson business accounted for 25 percent of the year-over-year increase, with increases across all revenue streams including consulting, maintenance and software license fees. The year-over-year increase in legacy Lawson license fees, an important financial metric, was driven by significant sales of the Lawson System Foundation 9 technology platform product with approximately 450 deals sold in the quarter. For more information on fourth quarter sales of Lawson System Foundation 9, please refer to the company’s press release dated June 13, 2007.

Fourth quarter GAAP net income was $8.1 million, or $0.04 per diluted share, compared with a $4.8 million, or $0.03 per share net loss in the fourth quarter of fiscal 2006 that resulted from the consolidation of the former Intentia’s results from the April 25, 2006 acquisition date as well as the costs related to the acquisition. The year-over-year increase in net income was primarily attributed to a $13.3 million improvement in operating margin resulting from a 69 percent increase in revenues combined with a reduction in operating expenses as a percentage of revenues.  Included in these GAAP results are pre-tax expenses totaling $8.9 million for amortization of acquired intangible assets, restructuring charges, acquisition related costs, purchase accounting impact on consulting costs, amortization of purchased maintenance contracts, and $2.1 million of non-cash stock-based compensation as a result of adopting FAS 123(R) in the year. Under FAS 123(R), stock-based employee compensation cost is recognized using the fair-value based method for all unvested stock options after June 1, 2006. Excluding these expenses and including the $1.1 million of purchase accounting adjustments to maintenance and services revenues, non-GAAP net income was $14.6 million, or $0.08 per diluted share. A lower non-GAAP effective tax rate of 42 percent compared with a 51 percent forecasted rate favorably impacted the non-GAAP earnings per share by $0.01 compared with the company’s preliminary estimates provided on June 13, 2007.

“Our fourth quarter financial results are another indication that our strategy is sound and that our execution continues to improve.” said Harry Debes, president and CEO. “Because of the Lawson-Intentia combination in April 2006, fiscal 2007 was a year of significant transition in our company. During the last 12 months we have organically grown revenue in total and improved bottom line performance in every quarter. We have created and delivered a comprehensive product strategy, built an energized team of leaders, sales account executives and employees around the world, built a 500-person facility in Manila and strengthened and streamlined global operations. I am proud of our progress in 2007, and on this solid foundation, I am confident about what we can achieve in the future.”

Results for the 12-month Fiscal Period

For the fiscal year ended May 31, 2007, Lawson reported total GAAP revenues of $750.4 million, compared with total revenues of $390.8 million in the fiscal 2006 year. Excluded from the 2007 results is $11.4 million of deferred maintenance and services revenue impact of purchase accounting adjustments made to the opening deferred maintenance and services revenue balances acquired from Intentia. The consolidation of the former Intentia business resulted in a 79 percent increase in revenues. Organic growth in maintenance and consulting revenues from the legacy Lawson business accounted for the remainder of the year-over-year increase. Legacy Lawson software license fees decreased slightly by 3 percent on a full year basis, primarily attributable to lower revenue recognition rates based on specific contract terms and conditions.

The company reported a GAAP net loss of $20.9 million, or $0.11 per share for fiscal 2007, compared with net income of $16.0 million, or $0.14 per diluted share for fiscal 2006. The decrease in net income was primarily attributed to higher restructuring expenses and amortization of acquired intangibles following the acquisition as well as lower gross margin largely due to added 3rd party license costs in the Lawson System Foundation product and a higher mix of lower-margin consulting revenues. Included in the 12-month GAAP results are pre-tax expenses totaling $55.9 million for amortization of acquired intangible assets, restructuring charges, acquisition related costs, purchase accounting impact on consulting costs, amortization of purchased maintenance contracts, and $7.7 million of non-cash stock-based compensation as a result of adopting FAS 123(R) in the year. Excluding these costs and including the $11.4 million of maintenance and services revenue impacted by purchase accounting, 12-month non-GAAP net income was $36.1 million, or $0.19 per diluted share.

Financial Guidance

For the first fiscal quarter 2008 ending Aug. 31, 2007, the company estimates total revenues of $183 million to $188 million. License revenues are anticipated to be between $24 million and $27 million. Maintenance revenues are estimated to be between $78 million and $79 million, and consulting revenues are estimated to be between $80 million and $82 million. The company anticipates GAAP fully diluted earnings per share to be in the range of $0.01 to $0.03. Non-GAAP fully diluted earnings per share are forecasted between $0.04 and $0.06, excluding approximately $10 million of pre-tax expenses related to the amortization of acquisition-related intangibles, amortization of purchased maintenance contracts and stock-based compensation charges.

For the fiscal year 2008 ending May 31, 2008, the company estimates total revenues of $820 million to $830 million. The company anticipates GAAP full diluted earnings per share results to be in the range of $0.17 to $0.22. Non-GAAP fully diluted earnings per share are forecasted to be between $0.30 and $0.34, excluding approximately $37 million of pre-tax expenses related to the amortization of acquisition-related intangibles, amortization of purchased maintenance contracts and stock-based compensation charges. The non-GAAP effective tax rate for fiscal 2008 is anticipated to be between 42 and 45 percent. The anticipated full year GAAP and Non-GAAP EPS results include approximately $15 million of pre-tax operating expenses associated with various transformational initiatives, impacting expected results by $0.03 to $0.04 per share. In addition, the company expects to incur capital expenditures of $25 million to $30 million for infrastructure and facility projects, which is $15 million higher than historical expenditures. Cash flow from operations is anticipated to be between $75 million and $95 million.  Cash flow from operations is negatively impacted by the increased $15 million of pre-tax operating expenses.

Fourth Quarter Fiscal 2007 Key Metrics and Highlights

•                  Cash, cash equivalents and marketable securities at year-end were $553.8 million (excluding $7.4 million of restricted cash).

•                  Total deferred revenues increased 45 percent from the third quarter to $263.4 million driven primarily by annual maintenance renewals.

•                  Deferred license revenues increased 8 percent from the third quarter to $35.3 million.

•                  751 total deals were signed at an average selling price of $57,000 compared with 354 deals at an average selling price of $88,000 in the third quarter.

•                  40 new customer deals were signed at an average selling price of $228,000 compared with 24 at an average selling price of $373,000 in the third quarter.

•                  Two deals greater than $1 million and seven deals between $500,000 and $1 million were signed, compared to five deals greater than $1 million and four deals in the $500,000 to $1 million range in the third quarter.

•                  The Americas region represented 54 percent of total revenue; the Europe, Middle East, and Africa region represented approximately 43 percent of total revenue; and Asia-Pacific represented 3 percent of total revenue.

•                  Non-GAAP consulting services margins declined sequentially to 11.1 percent due primarily to higher 3rd party costs and fourth quarter utilization incentives.

•                  Customer wins: Americas –American Safety Insurance; Elsinore Valley Municipal Water District; Physiotherapy Associates; SUNY Downstate Medical Center; EMEA – Cardo AB; Metso Automation Oy; Rivadis Laboratories; SUNEOR; W D Irwin & Sons Ltd; Asia-Pacific –Rip Curl and Casella Wines.

•                  The company signed five new Lawson M3 deals with customers in the Americas.

•                  Lawson saw good customer adoption of Lawson System Foundation 9 with approximately 450 customers purchasing in the fourth quarter an increase from 135 customers in the third quarter of fiscal 2007.

•                  The company repurchased 5.5 million shares of common stock in the fourth quarter for $49 million at an average price of $8.89 per share. In fiscal 2007, the company repurchased 6.4 million shares, or approximately 3 percent of total shares outstanding, for $54.9 million at an average price of $8.61 per share.

Conference Call and Webcast

The company will host a conference call and webcast to discuss its fourth quarter results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) July 26, 2007. Interested parties should dial 1-888-396-9185 (passcode Lawson 726) and international callers 1-210-839-8500. A live webcast will be available on www.lawson.com. Interested parties should access the conference call or webcast approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The replay number is 1-888-662-6633 and international 1-402-220-6409. The webcast will remain on www.lawson.com for approximately one week.

About Lawson Software

Lawson Software provides software and service solutions to approximately 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson’s solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to:  uncertainties in Lawson’s ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry;  uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company’s targeted industries; increased competition and other risk factors listed in the company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, amortization of purchased maintenance contracts, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson’s non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia’s balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson’s management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release. Additional information can be found on the investor relations page of Lawson’s website at www.lawson.com/investor.

-more-

LAWSON SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		% Increase	Twelve Months Ended		% Increase
	May 31, 2007	May 31, 2006	(Decrease)	May 31, 2007	May 31, 2006	(Decrease)
Revenues:
License fees	$40,618	$19,253	111%	$105,861	$71,076	49%
Maintenance	77,796	54,565	43%	291,657	188,155	55%
Consulting	94,437	52,312	81%	352,870	131,545	168%
Total revenues	212,851	126,130	69%	750,388	390,776	92%

Cost of revenues:
Cost of license fees	9,688	5,422	79%	26,530	13,344	99%
Cost of maintenance	14,608	8,802	66%	59,108	30,365	95%
Cost of consulting	85,703	50,183	71%	313,682	127,833	145%
Total cost of revenues	109,999	64,407	71%	399.320	171,542	133%

Gross profit	102,852	61,723	67%	351,068	219,234	60%

Operating expenses:
Research and development	22,090	17,836	24%	85,325	60,711	41%
Sales and marketing	44,017	27,101	62%	160,551	83,193	93%
General and administrative	24,344	18,272	33%	98,263	54,827	79%
Restructuring	583	1,820	(68)%	15,483	1,825	+++
Amortization of acquired intangibles	2,835	1,045	171%	10,089	2,122	+++
Total operating expenses	93,869	66,074	42%	369,711	202,678	82%

Operating income (loss)	8,983	(4,351)	+++	(18,643)	16,556	—

Other income:
Interest income	4,921	3,283	50%	15,500	10,769	44%
Interest expense	(1,829)	(27)	—	(4,134)	(54)	+++
Other income	893	395	126%	740	396	87%
Total other income	3,985	3,651	9%	12,106	11,111	9%

Income (loss) before income taxes	12,968	(700)	+++	(6,537)	27,667	—
Provision for income taxes	4,836	4,081	19%	14,400	11,708	23%
Net income (loss)	$8,132	$(4,781)	+++	$(20,937)	$15,959	—

Net income (loss) per share:
Basic	$0.04	$(0.03)	+++	$(0.11)	$0.14	—
Diluted	$0.04	$(0.03)	+++	$(0.11)	$0.14	—

Shares used in computing net income (loss) per share:
Basic	184,566	136,829	35%	186,363	110,995	68%
Diluted	187,846	136,829	37%	186,363	115,350	62%

LAWSON SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	May 31, 2007	May 31, 2006
ASSETS

Current assets:
Cash and cash equivalents	$473,963	$210,154
Restricted cash	555	—
Marketable securities	74,995	90,348
Trade accounts receivable, net	162,947	141,001
Income taxes receivable	6,081	4,577
Deferred income taxes	17,431	21,465
Prepaid expenses and other current assets	25,266	47,017
Total current assets	761,238	514,562

Long-term marketable securities	4,878	6,079
Restricted Cash	6,889	—
Property and equipment, net	30,879	26,189
Goodwill	483,060	454,550
Other intangibles assets, net	133,456	154,695
Deferred income taxes	36,889	9,294
Other assets	19,786	5,283

Total assets	$1,477,075	$1,170,652

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$3,322	$3,475
Accounts payable	21,475	26,137
Accrued compensation and benefits	85,144	84,564
Income taxes payable	1,503	3,195
Deferred income taxes	4,605	4,221
Deferred revenue	247,587	146,206
Other current liabilities	72,986	78,563
Total current liabilities	436,622	346,361

Long-term debt, less current portion	245,228	4,275
Deferred income taxes	12,558	9,039
Deferred revenue - non-current	15,817	10,840
Other long-term liabilities	11,622	8,478

Total liabilities	721,847	378,993

Stockholders’ equity:
Common stock	1,994	1,961
Additional paid-in capital	822,740	800,168
Treasury stock, at cost	(123,207)	(69,237)
Deferred stock-based compensation	—	(131)
Retained earnings	17,755	38,692
Accumulated other comprehensive income	35,946	20,206
Total stockholders’ equity	755,228	791,659

Total liabilities and stockholders’ equity	$1,477,075	$1,170,652

LAWSON SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	May 31, 2007	May 31, 2006	May 31, 2007	May 31, 2006
Cash flows from operating activities:
Net (loss) income	$8,132	$(4,781)	$(20,937)	$15,959
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Minority Interest		(176)		(176)
Write –off of intangible assets		268		268
Depreciation & Amortization, excluding amortization of debt issuance	10,303	5,658	39,502	16,231
Amortization of debt issuance costs	133	—	133	—
Deferred income taxes	3,289	(500)	2,467	(1,602)
Provision for doubtful accounts	(268)	149	3,501	(1,154)
Tax benefit from stock option transactions	(672)	—	(2,457)	—
Tax benefit from stockholder transactions for option activity	1,135	(239)	2,569	4,016
Amortization of stock-based compensation	2,139	98	7,652	6,803
Amortization of discounts on notes payable	—	(4)	—	13
Amortization of discounts on marketable securities	(68)	(279)	(443)	(590)
Net gain on sale of assets	(6)	—	131	—
Changes in operating assets and liabilities, net of effect from acquisitions:
Trade accounts receivable	23,576	15,852	14,084	10,215
Prepaid expenses and other assets	13,286	18,414	8,000	22,042
Accounts payable	(3,776)	(355)	(5,849)	(1,290)
Accrued compensation and benefits and other accrued liabilities	(19,176)	(5,374)	(32,111)	(6,560)
Income taxes	(4,327)	(3,281)	(5,457)	1,046
Deferred revenue and customer deposits	81,021	12,411	87,758	11,265
Net cash provided by operating activities	114,721	37,861	98,543	76,486

Cash flows from investing activities:
Cash received (paid) in conjunction with acquisitions	—	33,066	(3,575)	30,137
Purchases of marketable securities	(77,112)	(40,701)	(177,532)	(157,126)
Maturities of marketable securities	46,069	35,028	194,082	107,801
Sales of marketable securities	—	337	497	337
Restricted cash designated	7,546	—	(7,444)	—
Purchases of property and equipment	(6,839)	(1,940)	(17,516)	(4,907)
Net cash provided by (used in) investing activities	(30,336)	25,790	(11,488)	(23,758)

Cash flows from financing activities
Principal payments on long-term debt	(427)	(41,501)	(1,778)	(43,185)
Cash proceeds from long-term debt	241,271	—	244,493	—
Payments on debt issuance costs	(6,289)	—	(6,289)	—
Proceeds from sales of stock warrants	34,176	—	34,176	—
Payment on purchase of call options	(57,697)	—	(57,697)	—
Payments on capital lease obligations	(422)	(112)	(1,828)	(112)
Exercise of stock options	2,332	(2,168)	12,387	7,098
Excess tax benefit from stock transactions	672	—	2,457	—
Proceeds received from employee stock purchase plan	692	817	2,715	3,554
Repurchase of common stock	(48,970)	—	(54,870)	—
Net cash provided by (used in) financing activities	165,338	(42,964)	173,766	(32,645)

Effect of exchange rate changes on cash and cash equivalents	1,937	2,327	2,988	2,327

Increase in cash and cash equivalents	251,660	23,014	263,809	22,410
Cash and cash equivalents at beginning of period	222,303	187,140	210,154	187,744
Cash and cash equivalents at end of period	$473,963	$210,154	$473,963	$210,154

Reconciliation of Consolidated GAAP Net Income (Loss) to Consolidated Non-GAAP Net Income

(in thousands)

		Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
		May 31, 2007	May 31, 2006	May 31, 2007	May 31, 2006
Net income (loss), as reported		8,132	(4,781)	(20,937)	15,959
Purchase accounting impact on revenue	(1)	$1,142	$2,342	$11,430	$2,342
Purchase accounting impact on consulting cost	(4)	$284	$—	$898	$—
Acquisition of Intentia		$536	$2,403	$9,892	$6,068
Purchased maintenance contracts		$844	$981	$3,555	$3,950
Stock based compensation		$2,139	$—	$7,654	$6,303
Restructuring		$583	$1,820	$15,483	$1,825
Numbercraft write -off		$—	$1,143	$—	$1,143
Amortization		$6,663	$2,513	$26,054	$6,013
Other		$—	$—	$—	$(357)
Tax		$(5,675)	$653	$(17,899)	$(9,228)
Non-GAAP Net income		$14,648	$7,074	$36,130	$34,018

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP per Share Effect

(in thousands)

		Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
		May 31, 2007	May 31, 2006	May 31, 2007	May 31, 2006
Net income, as reported	(2)	0.04	(0.03)	(0.11)	0.14
Purchase accounting impact on revenue	(1)	0.01	0.02	0.06	0.02
Purchase accounting impact on consulting cost	(4)	0.00	—	0.00	—
Acquisition of Intentia		0.00	0.02	0.05	0.05
Purchased maintenance contracts		0.00	0.01	0.02	0.04
Stock based compensation		0.01	—	0.04	0.06
Restructuring		0.00	0.01	0.08	0.02
Amortization		0.04	0.02	0.14	0.05
Other		—	—	—	(0.00)
Tax		(0.03)	0.00	(0.10)	(0.08)
Non-GAAP net income	(2) (3)	$0.08	$0.05	$0.19	$0.29

Weighted average shares – basic		184,566	136,829	186,363	110,995
Weighted average shares – diluted		187,846	140,764	189,692	115,350

Summary of Non-GAAP Items

(in thousands)

		Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
		May 31, 2007	May 31, 2006	May 31, 2007	May 31, 2006
Purchase accounting impact on revenue	(1)	$1,142	$2,342	$11,430	$2,342
Purchase accounting impact on consulting cost	(4)	$284	$—	$898	$—
Acquisition of Intentia - pre-tax		$536	$2,403	$9,892	$6,068
Purchased maintenance contracts - pre-tax		$844	$981	$3,555	$3,950
Stock based compensation - pre-tax		$2,139	$—	$7,654	$6,303
Restructuring - pre-tax		$583	$1,820	$15,483	$1,825
Numbercraft write -off		$—	$1,143	$—	$1,143
Amortization		$6,663	$2,513	$26,054	$6,013
Other		$—	$—	$—	$(357)
subtotal pre-tax adjustments		$12,191	$11,202	$74,966	$27,287
Tax provision		$(5,675)	$653	$(17,899)	$(9,228)
Impact on net income		$6,516	$11,855	$57,067	$18,059

(1)

For the purchase accounting impact on deferred revenues for Three Months and Twelve Months ended, $888 and $8,100, respectively, relates to maintenance revenue and $254 and $3,330, respectively, relates to consulting revenue

(2)	For calculation of EPS, basic weighted average shares are used with a net loss and diluted weighted average shares are used with net income
(3)	May not total due to rounding
(4)	Purchase accounting impact on cost of consulting is a cumulative adjustment for fiscal year 2007

LAWSON SOFTWARE, INC.

SUPPLEMENTAL NON-GAAP MEASURES

INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	May 31,	May 31,	May 31,	May 31,
	2007	2006	2007	2006
Revenue items
Purchase accounting impact on maintenance	$888	$1,335	$8,100	$1,335
Purchase accounting impact on consulting	254	1,007	3,330	1,007
Total revenue items	1, 142	2,342	11,430	2,342

Cost of license items
Amortization of acquired software	(2,844)	(1,468)	(10,748)	(3,891)
Non-cash stock-based compensation	(7)	—	(28)	—
Total cost of license items	(2,851)	(1,468)	(10,776)	(3,891)

Cost of maintenance items
Amortization of purchased maintenance contracts	(844)	(981)	(3,555)	(4,425)
Integration related (1)	48	(475)	(22)	—
Non-cash stock-based compensation	(38)	—	(148)	—
Total cost of maintenance items	(834)	(1,456)	(3,725)	(4,425)

Cost of consulting items
Purchase accounting impact on consulting	(284)	—	(898)	—
Amortization	(984)	—	(5,217)	—
Integration related (1)	4	(94)	(1,708)	(356)
Non-cash stock-based compensation	(229)	—	(835)	(3)
Total cost of consulting items	(1,493)	(94)	(8,658)	(359)

Research and development items
Integration related (1)	—	(43)	(74)	(222)
Non-cash stock-based compensation	(167)	—	(635)	(7)
Total research and development items	(167)	(43)	(709)	(229)

Sales and marketing items
Integration related (1)	42	(191)	(1,447)	(1,091)
Non-cash stock-based compensation	(418)	—	(1,510)	(14)
Total sales and marketing items	(376)	(191)	(2,957)	(1,105)

General and administrative items
Integration related (1)	(630)	(1,600)	(6,641)	(3,924)
Numbercraft Write- Off		(1,143)	—	(1,143)
Non-cash stock-based compensation (3)	(1,280)	—	(4,498)	(6,279)
Total general and administrative	(1,910)	(2,743)	(11,139)	(11,346)

Restructuring	(583)	(1,820)	(15,483)	(1,825)

Amortization of acquired intangibles	(2,835)	(1,045)	(10,089)	(2,122)

Other income (expense)	—	—	—	(357)

Tax provision (2)	(5,675)	653	(17,899)	(9,228)

Total Adjustments	$6,516	$11,855	$57,067	$18,059

(1)	Represents integration related expenses and true-ups there of relating to the merger with Intentia International.
(2)	Based on a projected annual global effective tax rate analysis, non-GAAP Q4 tax provision was calculated to be 41.8%.
(3)	Non-cash stock-based compensation from 2005 relates to a stock option modification resulting in $6.3M in expense under APB 25.

Use of Non-GAAP Financial Information

Use of Non-GAAP Financial Information In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson’s non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia’s balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson’s management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release. Additional information can be found on the investor relations page of Lawson’s website at www.lawson.com/investor.

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